EXHIBIT 21 - SUBSIDIARIES OF NORTH COUNTRY FINANCIAL CORPORATION

              First Manistique Agency - 100% owned
              (incorporated as a Michigan corporation)

              First Rural Relending Company - 100% owned
              (incorporated as a Michigan corporation)

              North Country Financial Group -- 100% owned
              (incorporated as a Michigan corporation)

              North Country Capital Trust -- 100% owned
              (organized as a Delaware business trust)


              North County Bank and Trust - 100% owned
              (incorporated as a Michigan banking corporation)

                  Subsidiaries of North Country Bank and Trust

                  NCB Real Estate Company -- 100% owned
                  (incorporated as a Michigan corporation)

                  American Financial Mortgage Corporation -- 100% owned (incorporated as a Michigan corporation)

                  North Country Mortgage Company LLC -- 99.9% owned (incorporated as a Michigan corporation)

                  North Country Employee Leasing Company LLC -- 51% owned (incorporated as a Michigan corporation)


North Country Financial Corporation directly owns the first five subsidiaries listed above. North Country Bank and Trust owns the remaining four subsidiaries.